UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported):  December 31, 2003
                                                        -----------------

                                 ENDOVASC, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                     NEVADA
                 (State or Other Jurisdiction of Incorporation)

            000-28371                                     76-0512500
     (Commission File Number)                  (IRS Employer Identification No.)

        550 CLUB DRIVE, SUITE 440
            MONTGOMERY, TEXAS                               77316
(Address of Principal Executive Offices)                  (Zip Code)

                                 (936) 582-5920
              (Registrant's Telephone Number, Including Area Code)


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ITEM 5.   OTHER EVENTS.

On December 16, 2003, a special meeting of the board of directors of Endovasc, Inc, was called by Chairman David P. Summers. At this meeting Dr. Diane Dottavio, PhD. was nominated and elected to serve as President and Chief Executive Officer of the Company for the coming year.

Dr. Dottavio has served as Vice President of Research and Development for the past three years. Dr. Dottavio originally joined Endovasc in March 2000 as a consultant to direct research activities related to the Company's technology and product development. Dr. Dottavio earned her doctorate degree in biochemistry from the University of Texas at Austin, and pursued postdoctoral studies in immunology and molecular biology at the University of California - San Diego, the La Jolla Cancer Research Foundation, and the Roche Institute for Molecular Biology. Previously she held various positions at Sandoz Pharmaceuticals (merged with Ceiba-Geigy to become Novartis), LeukoSite Inc. (acquired by Millennium Pharmaceuticals), and the University of Houston.


ITEM 7.   EXHIBITS.

     The following documents are filed as an Exhibit to this report:

     12.31.03     Press release dated December 31, 2003.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                             ENDOVASC, INC.


Date:  December 31, 2003                By:
       -----------------                     -------------------------------
                                             Diane Dottavio,
                                             Chief Executive Officer



EXHIBIT INDEX

12.31.03     Press release date December 31, 2003.


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